Exhibit (i)

February 27, 2014

PowerShares Exchange-Traded Fund Trust II

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust II, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the filing with the U. S. Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 444 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-138490; 811-21977) (the “Registration Statement”), on February 27, 2014, registering an indefinite number of shares of beneficial interest of the series of the Trust listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the relevant portions of the prospectuses and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the exemptive order applicable to the Trust issued by the Commission under the Investment Company Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”);

(iii)	the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter; and

(iv)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

PowerShares Exchange-Traded Fund Trust II

February 27, 2014

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm under the heading “Fund Service Providers” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP

PowerShares Exchange-Traded Fund Trust II

February 27, 2014

Schedule A

1.	PowerShares Global Clean Energy Portfolio
2.	PowerShares Global Water Portfolio
3.	PowerShares S&P International Developed High Quality Portfolio
4.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
5.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
6.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
7.	PowerShares FTSE RAFI Emerging Markets Portfolio
8.	PowerShares 1-30 Laddered Treasury Portfolio
9.	PowerShares Emerging Markets Sovereign Debt Portfolio
10.	PowerShares Insured California Municipal Bond Portfolio
11.	PowerShares Insured National Municipal Bond Portfolio
12.	PowerShares Insured New York Municipal Bond Portfolio
13.	PowerShares Fundamental High Yield® Corporate Bond Portfolio
14.	PowerShares VDRO Tax-Free Weekly Portfolio
15.	PowerShares DWA Developed Markets Momentum Portfolio
16.	PowerShares DWA Emerging Markets Momentum Portfolio
17.	PowerShares Preferred Portfolio
18.	PowerShares Global Agriculture Portfolio
19.	PowerShares Global Gold and Precious Metals Portfolio
20.	PowerShares Emerging Markets Infrastructure Portfolio
21.	PowerShares Build America Bond Portfolio
22.	PowerShares CEF Income Composite Portfolio
23.	PowerShares S&P SmallCap Consumer Discretionary Portfolio
24.	PowerShares S&P SmallCap Consumer Staples Portfolio
25.	PowerShares S&P SmallCap Energy Portfolio
26.	PowerShares S&P SmallCap Financials Portfolio
27.	PowerShares S&P SmallCap Health Care Portfolio
28.	PowerShares S&P SmallCap Industrials Portfolio
29.	PowerShares S&P SmallCap Information Technology Portfolio
30.	PowerShares S&P SmallCap Materials Portfolio
31.	PowerShares S&P SmallCap Utilities Portfolio
32.	PowerShares International Corporate Bond Portfolio
33.	PowerShares KBW High Dividend Yield Financial Portfolio
34.	PowerShares KBW Premium Yield Equity REIT Portfolio
35.	PowerShares KBW Property & Casualty Insurance Portfolio
36.	PowerShares Senior Loan Portfolio
37.	PowerShares S&P 500® High Beta Portfolio
38.	PowerShares S&P 500® Low Volatility Portfolio
39.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio

PowerShares Exchange-Traded Fund Trust II

February 27, 2014

40.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
41.	PowerShares KBW Bank Portfolio
42.	PowerShares KBW Capital Markets Portfolio
43.	PowerShares KBW Insurance Portfolio
44.	PowerShares KBW Regional Banking Portfolio
45.	PowerShares S&P Emerging Markets Low Volatility Portfolio
46.	PowerShares S&P International Developed Low Volatility Portfolio
47.	PowerShares S&P International Developed High Beta Portfolio
48.	PowerShares S&P Emerging Markets High Beta Portfolio
49.	PowerShares DWA SmallCap Momentum Portfolio
50.	PowerShares S&P 500® High Dividend Portfolio
51.	PowerShares S&P MidCap Low Volatility Portfolio
52.	PowerShares S&P SmallCap Low Volatility Portfolio
53.	PowerShares Fundamental Emerging Markets Local Debt Portfolio
54.	PowerShares Global Short Term High Yield Bond Portfolio
55.	PowerShares NYSE Century Portfolio